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                                                                    EXHIBIT 23.5


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this registration statement of our reports dated February 16, 2000, except for Note 20 which is as of March 31, 2000, relating to the consolidated financial statements and schedule of Schein Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 25, 1999.

We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ BDO SEIDMAN, LLP

New York, New York
July 26, 2000